UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2015

CARDINAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54360	47-1579622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Penn Center Blvd. Suite 401
Pittsburgh, PA 15235
 (Address of principal executive offices) (Zip Code)

(412) 374-0989
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information provided in Item 3.02 is hereby incorporated by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

On December 10, 2015, Cardinal Resources, Inc. (the “Company,” “we” or “us”) entered into a Securities Purchase Agreement (the “SPA”) with HangZhou Sky Valley Water Technology Co., Ltd., a water technology company based in HangZhou, China Zhenjiang Province  (the “Purchaser”).  The SPA provides for the issuance of shares of common stock, $.001 par value per share, equal to up to 51% of our issued and outstanding shares of common stock as of the closing of the transaction in consideration of aggregate gross proceeds of $7,500,000.

The transaction will be closed in two tranches.  The first tranche contemplates the issuance of 36,000,000 shares of common stock at a purchase price of $3,750,000 or $0.10417 per share.  The closing of the first tranche is conditioned upon satisfaction of standard and customary closing conditions.  We may terminate the SPA if the first tranche transactions contemplated therein have not closed by January 25, 2016 unless Purchaser can show that it has made application for the requisite governmental permits and has otherwise used its best commercial efforts to close the first tranche financing by such date.  The second tranche contemplates the issuance of that number of shares of common stock sufficient to result in Purchaser owning 51% of our issued and outstanding shares of common as of the closing of the second tranche at a purchase price of $3,750,000.  Closing of the second tranche is conditioned upon satisfaction of standard and customary closing conditions and achievement of the following milestones:

•	board and management composition acceptable to us and the Purchaser;
•	forming a joint venture with the Purchaser in China (“China JV”);
•	the China JV having manufactured two of our CRB units meeting our quality standards;
•	the transfer to the China JV of our manufacturing rights and obligations under our agreement with Bayelsa Nigeria; and
•
using our commercially reasonable best efforts to cause our financing and manufacturing rights and obligations under our agreement with CAMWATER (the water utilities corporation of Cameroon) to be transferred to the China JV.

Proceeds will be used for general corporate and working capital purposes, including repayment of indebtedness, making key hires, and funding the China JV.

Under the SPA, we have agreed to seek stockholder approval to affect a reverse split of our outstanding shares of common stock within 60 days after closing of the second tranche.   In the event that such split is effective and the Company otherwise satisfies the initial listing standards of the Nasdaq Capital Market, we will use commercially reasonable efforts to cause our shares to be listed on the Nasdaq Capital Market.  The SPA contains standstill provisions which prevent the Purchaser, either alone or together with any other person, without our consent, from acquiring additional shares of our stock or any of our assets, soliciting proxies, or seeking further representation on our board of directors.

The shares of common stock will be issued in a private placement transaction to one accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, without engaging in any advertising or general solicitation and without payment of placement agent or brokerage fees or commissions to any person.

The description of the SPA set forth above is qualified in its entirety by reference to the copy of the agreement filed as an exhibit to this report and incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated December 10, 2015 by and between the Issuer and HangZhou Sky Valley Water Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Resources, Inc.

Date:  December 16, 2015                                                                           By: /s/ Kevin Jones
  Kevin Jones
  Chief Executive Officer